Exhibit 99.1

For Immediate Release

April 11, 2005

Microsoft Provides Financial Update for Legal Settlements

REDMOND, Wash. — April 11, 2005 — Microsoft Corp. announced it will take pre-tax charges in the quarter ended March 31, 2005, of $123 million for its settlement with Gateway Inc. and $41 million for its settlement with Burst.com Inc., in addition to charges previously taken for these claims. The company also will take a pre-tax charge of $550 million to reserve for certain anti-trust-related claims described in its prior quarter 10-Q periodic report.

The company is not updating previously announced earnings guidance, except for the charges related to these legal matters. Additional details about the third-quarter results will be provided as part of the company’s quarterly earnings announcement and 10-Q periodic report scheduled for April 28, 2005.

About Microsoft

Founded in 1975, Microsoft (Nasdaq “MSFT”) is the worldwide leader in software, services and solutions that help people and businesses realize their full potential.

#########

Microsoft and Xbox are either registered trademarks or trademarks of Microsoft Corp. in the United States and/or other countries.

The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as: entry into markets with vigorous competition, market acceptance of new products and services, continued acceptance of existing products and services, changes in licensing programs, product price discounts, delays in product development and related product release schedules, sales channel disruption such as the bankruptcy of a major distributor, and reliance on sole source suppliers for key components of Xbox® that could result in component shortages and delays in product delivery, any of which may cause revenues and income to fall short of anticipated levels; obsolete inventory or product returns by distributors, resellers and retailers; warranty and other claims on hardware products such as Xbox; changes in the rate of PC shipments; technological shifts; the support of third-party software developers for new or existing platforms; the availability of competitive products or services such as the Linux operating system at prices below our prices or for no charge; the ability to have access to distribution channels for MSN that are controlled by third parties; the risk of unanticipated increased costs for network services; the continued ability to protect the company’s intellectual property rights; adverse effects on our business that might result if an unauthorized disclosure of a significant portion of our source code were to occur; the ability to obtain on acceptable terms the right to incorporate in the company’s products and services technology patented by others; changes in product and service mix; maturing product life cycles; product sale terms and conditions; the risk that actual or perceived security vulnerabilities in our products could adversely affect our revenues; implementation of operating cost structures that align with revenue growth; unavailability of insurance; uninsured losses; adverse results in litigation; unanticipated tax liabilities; the effects of terrorist activity and armed conflict such as disruptions in general economic activity and changes in our operations and security arrangements; the effects of a major earthquake, cyber-attack or other catastrophic event that results in the destruction or disruption of any of our critical business or information technology systems; the level of corporate information technology spending and changes in general economic conditions that affect demand for computer hardware or software; currency fluctuations; and financial market volatility or other changes affecting the value of our investments that may result in a reduction in carrying value and recognition of losses including impairment charges.

For further information regarding risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Issues and Uncertainties” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s investor relations department at (800) 285-7772 or at Microsoft’s investor relations website at http://www.microsoft.com/msft.

The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, financial analysts and investors only:

Curt Anderson, Microsoft Investor Relations, (425) 706-3703

For more information, press only:

Rapid Response Team, Waggener Edstrom, (503) 443-7070, rrt@wagged.com

Note to editors: If you are interested in viewing additional information on Microsoft, please visit the Microsoft® Web page at http://www.microsoft.com/presspass on Microsoft’s corporate information pages. Web links, telephone numbers and titles were correct at time of publication, but may since have changed. Shareholder and financial information is available at http://www.microsoft.com/msft.